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
NUMBER                                 VOID AFTER APRIL , 2002                     WARRANTS
W                         REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANT


                                 ALL COMMUNICATIONS CORPORATION
                      INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

                               PURCHASE WARRANTS               CUSIP 016628 11 7

THIS CERTIFIES THAT
FOR VALUE RECEIVED:




or registered assigns (the 'Registered Holder') is the owner of the number of Redeemable Class A Common Stock Purchase Warrants ('Warrants') specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, no par value per share ('Common Stock'), of ALL COMMUNICATIONS CORPORATION, a New Jersey corporation (the 'Company'), at any time between the Initial Warrant Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent, or its successor (the 'Warrant Agent'), accompanied by payment of $4.25 ('Purchase Price') in lawful money of the United States of America in cash or by official bank or certified check made payable to All Communications Corporation.
     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the 'Warrant Agreement') dated
                         ,  1997,  by and  between the  Company and  the Warrant
Agent.
     In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.
     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.
     The term 'Initial Warrant Exercise Date' shall mean
                              , 1998.
     The term 'Expiration Date' shall mean 5:00 p.m. (New York time on April , 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.
     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.
     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.
     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.
     This Warrant may be redeemed at the option of the Company, at a  redemption
price  of $.10 per Warrant at any time after                           , 1998 or
earlier with the consent of Monroe Parker Securities, Inc. upon not less than 30 days' prior written notice, if the closing bid price of the Common Stock (if the Common Stock is then traded in the over-the-counter market) or the last sale price of the Common Stock (if the Common Stock is then traded on a national securities exchange or the Nasdaq National Market or SmallCap System) has been at least 250% of the Purchase Price, subject to adjustment, for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.10 per Warrant upon surrender of this Certificate.
     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.
     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New Jersey.
     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.


     IN WITNESS WHEREOF, The Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

DATED:

                                         ALL COMMUNICATIONS CORPORATION
                                         CORPORATE SEAL 1991 NEW JERSEY

         /s/ Andrea Grasso                                                           /s/ Richard Reiss
             SECRETARY                                                                   PRESIDENT

COUNTERSIGNED AND REGISTERED,
                AMERICAN STOCK TRANSFER & TRUST COMPANY, NEW YORK, NY
                                                                AS WARRANT AGENT

                                       BY:
                                                            AUTHORIZED SIGNATURE







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                       ALL COMMUNICATIONS CORPORATION
               REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANT

                              SUBSCRIPTION FORM
     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE WARRANTS


    THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise ______________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of and be delivered to:


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
|                                      |
|                                      |
--------------------------------------------------------------------------------
                        (PLEASE PRINT OR TYPE NAME AND ADDRESS)

--------------------------------------------------------------------------------
and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
|                                      |
|                                      |
--------------------------------------------------------------------------------
                            (PLEASE PRINT NAME AND ADDRESS)

--------------------------------------------------------------------------------

                                         _______________________________________
Dated: ______________________, 19___.                     Signature

                                         _______________________________________
                                                          Signature
                                         (Signature must conform in all respects
                                         to name of holder as specified  on  the
_____________________________________    face of this Warrant Certificate.)

Soliciting Broker: _____________________________________________________________


                                   ASSIGNMENT
       TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER
---------------------------------------
|                                      |
|                                      |
--------------------------------------------------------------------------------
                        (PLEASE PRINT OR TYPE NAME AND ADDRESS)

--------------------------------------------------------------------------------
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

_______________________________________________________________________ attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________, 19___.    _______________________________________
                                                          Signature

_____________________________________    _______________________________________
       SIGNATURE GUARANTEED                              Signature

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.

STOCK MARKET INFORMATION EXCHANGE
www.stockinformation.com

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